SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 26, 2005

LEVI STRAUSS & CO.

(Exact name of registrant as specified in its charter)

DELAWARE	002-90139	94-0905160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1155 BATTERY STREET

SAN FRANCISCO, CALIFORNIA 94111

(Address of principal executive offices, including zip code)

(415) 501-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

ITEM 8.01	Other Events.

Tax Settlement

On August 29, 2005, we completed settlement discussions with the Internal Revenue Service (the “IRS”) relating to our consolidated U.S. federal corporate income tax returns for the years 1990 – 1999. As a result, the examination of our income tax returns by the IRS for those periods is now closed.

Our expected cash settlement payment, which we anticipate making in our fiscal fourth quarter, is consistent with our earlier projection of cash requirements for prior years’ income tax liabilities contained in our Quarterly Report on Form 10-Q for the quarterly period ended May 29, 2005. We are currently evaluating the impact of the settlement on our financial results for our third quarter, which ended on August 28, 2005. Based on our preliminary evaluation, we do not currently expect the resolution to have a material adverse impact on our results of operations for the period.

As we disclosed in our Form 10-Q, in June 2005 we completed our discussions with the IRS regarding our U.S. consolidated federal income tax returns for the years 1986 – 1989, and the examination of our returns for those periods was closed. The IRS has not yet begun an examination of our 2000 – 2004 U.S. federal corporate income tax returns.

Levi Strauss (UK) Limited

On August 26, 2005, Levi Strauss (UK) Limited issued a press release entitled “Levi Strauss UK Strengthens Retail Presence.”

A copy of the press release, dated August 26, 2005, is attached hereto as Exhibit 99.1.

ITEM 9.01.	Financial Statements And Exhibits.

(c)	Exhibits.

99.1.	Press release of Levi Strauss (UK) Limited, dated August 26, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVI STRAUSS & CO.

DATE: August 31, 2005	By:	/s/ Gary W. Grellman
	Name:	Gary W. Grellman
	Title:	Vice President, Controller

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of Levi Strauss (UK) Limited, dated August 26, 2005